Exhibit 99.1

This Form 3 amendment is filed jointly by XPDI Sponsor II LLC, Transition Equity Partners, LLC and XMS XPDI Sponsor II Holdings LLC. The principal business address of each of these reporting persons is 321 North Clark Street, Suite 2440, Chicago, IL 60654.

Name of Designated Filer: XPDI Sponsor II LLC

Date of Event Requiring Statement: December 9, 2021

Issuer Name and Ticker or Trading Symbol: Power & Digital Infrastructure Acquisition II Corp. (Nasdaq: XPDB)

XPDI SPONSOR II LLC

By:	Transition Equity Partners, LLC
Its:	Managing Member

By:	/s/ Patrick C. Eilers
Name:	Patrick C. Eilers
Title:	Managing Member

By:	XMS XPDI Sponsor II Holdings, LLC
Its:	Managing Member

By:	/s/ Theodore J. Brombach
Name:	Theodore J. Brombach
Title:	Managing Member

TRANSITION EQUITY PARTNERS, LLC

By:	/s/ Patrick C. Eilers
Name:	Patrick C. Eilers
Title:	Managing Member

XMS XPDI SPONSOR II HOLDINGS, LLC

By:	/s/ Theodore J. Brombach
Name:	Theodore J. Brombach
Title:	Managing Member